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                                                                      EXHIBIT 21

                    CNA SURETY CORPORATION AND SUBSIDIARIES
                            AS OF DECEMBER 31, 2000

                          COMPANY                               INCORPORATED IN
                          -------                               ---------------
CNA Surety Corporation......................................          Delaware
Capsure Holdings Corp. (f/k/a Nucorp, Inc.).................          Delaware
  Capsure Financial Group, Inc..............................          Oklahoma
     (f/k/a/ Nucorp Energy of Oklahoma, Inc.)
       NI Acquisition Corp..................................             Texas
       SI Acquisition Corp..................................             Texas
          Surewest Financial Corp...........................      South Dakota
            Surety Bonding Company of America...............      South Dakota
            Western Surety Company..........................      South Dakota
               Troy Fain Insurance, Inc.....................           Florida
       Universal Surety Holding Corp........................             Texas
          Universal Surety of America.......................             Texas
De Montfort Group Limited...................................    United Kingdom